EXHIBIT 10.2

SUNSHINE HEART, INC.

FORM OF RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE SUNSHINE HEART, INC. AMENDED AND RESTATED

2011 EQUITY INCENTIVE PLAN

SUNSHINE HEART, INC., a Delaware corporation (the “Company”) hereby awards to Participant the number of restricted stock units (“RSUs”) set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Notice”), the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement.  In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting Schedule:

[The Award vests as to 25% of the RSUs (rounded down to the nearest whole RSU) one year after the Vesting Commencement Date, with the balance vesting as to 1/16th of the RSUs (rounded down to the nearest whole RSU, except for the last vesting installment) every three months thereafter, subject to Participant’s Continuous Service with the Company through each such date (each such date, a “Vesting Date”).] /or/ [The award vests in 12 equal monthly increments, so that all of the RSUs will be vested on the one-year anniversary date of the Vesting Commencement Date, subject to Participant’s Continuous Service with the Company through each such date (each such date, a “Vesting Date”)]. Each installment of RSUs that vests hereunder is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).

Settlement of RSUs:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each RSU that vests as the time set forth in Section 5 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement, and the Plan.  As of the Date of Grant, this Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements, promises and/or representations on the terms of the Award, with the exception, if applicable, of (i) any written employment or severance arrangement entered into between the Company and Participant that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein, and (iii) any compensation recovery policy that is adopted by the

Company or is otherwise required by applicable law.  By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system, which may be established and maintained by the Company or another third party designated by the Company from time to time.

This Notice may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one document.

SUNSHINE HEART, INC.		PARTICIPANT:

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS:   Restricted Stock Unit Award Agreement and Sunshine Heart, Inc. Amended and Restated 2011 Equity Incentive Plan

SUNSHINE HEART, INC.

FORM OF AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, Sunshine Heart, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“RSUs”) indicated in the Grant Notice.  Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.                                      VESTING.  Your RSUs will vest as provided in the Grant Notice.  Vesting will cease upon the termination of your Continuous Service.  Any RSUs that have not yet vested will be forfeited on the termination of your Continuous Service.

2.                                      NUMBER OF RSUS & SHARES OF COMMON STOCK.

(a)                                 The RSUs subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.

(b)                                 Any additional RSUs and any shares, cash or other property that become subject to the Award pursuant to this Section 2 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and shares covered by your Award.

(c)                                  No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 2.  Any fraction of a share will be rounded down to the nearest whole share.

3.                                      TERMINATION OF SERVICES; FORFEITURE.   Notwithstanding any other provision of this Agreement:

(a)                                 Termination for Any Reason.  Any unvested RSUs subject to your Award shall be immediately canceled and forfeited if your Continuous Service is terminated for any reason.

(b)                                 Discretion to Accelerate.  Notwithstanding the provisions of Section 3(a) hereof, the Committee retains the right to accelerate the vesting of all or a portion of the RSUs subject to your Award.

4.                                      CORPORATE TRANSACTION; CHANGE IN CONTROL.  In the event of a Corporation Transaction or a Change in Control, the RSUs granted pursuant to your Award shall fully vest.

5.                                      SETTLEMENT.  Subject to Section 11 below, the Company shall deliver to you a number of shares of Common Stock equal to the number of RSUs that have vested immediately following the occurrence of any Vesting Date, or as soon as administratively practicable thereafter, but in no event later than two and one-half (2-1/2) months following the end of the calendar year in which such Vesting Date occurs and the RSUs vest.

6.                                      SECURITIES LAW COMPLIANCE.  You will not be issued any Common Stock underlying the RSUs or other shares with respect to your RSUs unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares underlying your RSUs if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.                                      TRANSFERABILITY.  Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the RSUs or the shares in respect of your RSUs.  For example, you may not use shares that may be issued in respect of your RSUs as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares.  This restriction on transfer will lapse upon delivery to you of shares of Common Stock in respect of your vested RSUs.  Any attempt to sell, transfer, pledge, assign, or otherwise alienate or hypothecate, or dispose of in any manner any of the RSUs contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal effect.

(a)                                 Death.  Your RSUs are not transferable other than by will and by the laws of descent and distribution.  Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement.  In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b)                                 Domestic Relations Orders.  Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your RSUs, pursuant to the terms of a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer.  You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.  The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.

8.                                      DIVIDENDS; RIGHTS AS A STOCKHOLDER.  You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment. Except as otherwise provided herein, you shall have no rights as a stockholder with respect to shares of Common Stock covered by any RSU unless and until you have become the holder of record of such shares.

9.                                      RESTRICTIVE LEGENDS.  The Common Stock issued with respect to your RSUs may be endorsed with appropriate legends as determined by the Company in its discretion.

10.                               AWARD NOT A SERVICE CONTRACT.  Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of your RSUs or the issuance of the shares subject to your RSUs), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

11.                               WITHHOLDING OBLIGATIONS.

(a)                                 On each vesting date, and on or before the time you receive a distribution of the shares underlying your RSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”).  Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your RSUs to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes;  provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)                                 Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

(c)                                  In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.                               UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of vested RSUs, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

13.                               OTHER DOCUMENTS.  You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

14.                               NOTICES.  Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.                               MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)                                 This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.  In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

17.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

19.                               AMENDMENT.  Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company.  The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

20.                               SECTION 409A OF THE CODE.  The Award and the RSUs granted in connection therewith are intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and accordingly be exempt from Section 409A and shall be construed consistently therewith.  Each RSU granted under the Award shall be represented by a separate payment for one share of Common Stock for purposes of Section 409A.  Notwithstanding the foregoing, if any portion of the RSUs granted under the Award fail to satisfy the requirements of the short-term deferral rule and are otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made on account of the your separation from service and was scheduled to made on or within the first six months following such separation from service will not be made on the originally scheduled dates, but will instead be issued in a lump sum on the date that is six months and one day after the date of your separation from service without interest, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  The Company makes no representations or warranty and will have no liability to you or any other person, other than with respect to payments made by the Company in violation of the provisions of this Agreement, if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

21.                               NO OBLIGATION TO MINIMIZE TAXES.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

22.                               CONSENT TO TRANSFER OF PERSONAL DATA.  In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an Affiliate or to its outside service providers or governmental agencies.  By accepting your Award, you consent, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of your personal data to such entities for such purposes.

*  *  *

This Restricted Stock Unit Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.